Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of [_________] [__], 202__ (this “Agreement”), is made by and between Flowers Foods, Inc., a Georgia corporation (the “Company”), and [__] (“Indemnitee”).

W I T N E S S E T H

WHEREAS, it is important to the Company to attract and retain as directors and officers the most capable persons reasonably available;

WHEREAS, Indemnitee is a member of the Board of Directors of the Company (the “Board”) and/or an officer of the Company and in such capacity is performing a valuable service to the Company;

WHEREAS, both the Company and Indemnitee acknowledge the increased risk of litigation and other claims being asserted against directors and officers of companies in today’s environment;

WHEREAS, Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code, as amended to date (the “Statute”) provide for the indemnification of the officers and directors of the Company and specifically contemplate that contracts may be entered into between the Company and the members of the Board and officers with respect to indemnification of such directors and officers;

WHEREAS, the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws (collectively, the “Constituent Documents”): (i) provide that the Company will indemnify its directors and officers and will advance expenses in connection therewith, and Indemnitee’s willingness to serve as a director and/or officer of the Company is based in part on Indemnitee’s reliance on such provisions; and (ii) specifically contemplate that contracts may be entered into between the Company and the members of the Board and officers with respect to indemnification of such directors and officers; and

WHEREAS, in order to provide to Indemnitee assurances with respect to the protection provided against personal liabilities that he or she may incur in the performance of his or her duties to the Company, and to thereby induce Indemnitee to continue to serve as a member of the Board and/or as an officer of the Company, the Company has determined and agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the Indemnitee’s continued service as a director and/or an officer after the date hereof, the parties hereto agree as follows:

1.
Indemnification.
(a)
Subject only to the terms and conditions set forth in this Agreement and applicable laws, and in addition to any other indemnity to which the Indemnitee may be entitled under the Statute, the Constituent Documents, resolution or agreement, the Company hereby agrees to indemnify the Indemnitee, to the fullest extent permitted by applicable laws and the Constituent Documents in effect on the date hereof or as such laws or Constituent Documents may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than applicable laws and the Constituent Documents permitted the Company to provide before such amendment), including, but not limited to, indemnifying the Indemnitee against any and all expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee (collectively, “Losses”) in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (an “Action”), to which the Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Indemnitee is, was, or at any time becomes a director, officer, partner, trustee, employee or agent of the Company, or a predecessor corporation, or is or was serving or at any time serves at the request of the Company as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (collectively, “Corporate Status”), if the Indemnitee conducted himself or herself in good faith and the Indemnitee reasonably believed: (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the Company; (ii) in all other cases that such conduct was at least not opposed to the best interests of the Company; and (iii) in the case of any criminal proceeding, that the Indemnitee had no reasonable cause to believe such conduct was unlawful.
(b)
For purposes of this Agreement, the Indemnitee shall be presumed to have conducted himself or herself in good faith if he or she relied on:
(i)
books and records of the Company or another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which Indemnitee is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent, including its records of account and financial statements;
(ii)
information, opinions, reports or statements, including financial statements and other financial data, prepared or presented, including by: (A) one or more officers or employees of the Company whom the Indemnitee reasonably believes to be reliable and competent in the matters presented; (B) legal counsel, public accountants, investment bankers or other persons as to matters the Indemnitee reasonably believes are within the person’s professional or expert competence; or (C) a committee of the board of directors of the Company of which the Indemnitee is not a member if the Indemnitee reasonably believes the committee merits confidence.
(c)
In the instances described in Section 1(b) of this Agreement, the Indemnitee shall not be entitled to rely on such information, opinions, reports or statements if he or she has knowledge concerning the matter in question that makes such reliance unreasonable.
(d)
The termination of an Action to which the Indemnitee is or was a party by reason of the Indemnitee’s Corporate Status by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent is not, of itself, determinative that the Indemnitee did not meet the standard of conduct set forth in Section 1(a) hereof.

2.
Limitations of Liability. No indemnity pursuant to Section 1 hereof shall be paid by the Company:
(a)
with respect to any Action in which the Indemnitee is adjudged, by final judgment not subject to further appeal, liable to the Company or is subjected to injunctive relief in favor of the Company;
(i)
for any appropriation, in violation of the Indemnitee’s duties, of any business opportunity of the Company;
(ii)
for acts or omissions that involve intentional misconduct or a knowing violation of law;
(iii)
for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or
(iv)
for any transaction from which the Indemnitee received an improper personal benefit, whether or not involving action in his or her official capacity;
(b)
with respect to any suit in which final judgment is rendered against the Indemnitee or in which Indemnitee enters into a settlement, in each case for an accounting of profits, made from the purchase or sale by the Indemnitee of securities of the Company, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, and the rules promulgated thereunder, in each case as amended, or similar provisions of any federal, state, or local laws, or on account of any payment by the Indemnitee to the Company in respect of any claim for such an accounting;
(c)
in connection with an Action by or in the right of the Company unless authorized by the Company’s Restated Articles of Incorporation or a bylaw, contract or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast pursuant to Section 14-2-856 of the Georgia Business Corporation Code, except for reasonable expenses incurred in connection with such Action provided in Section 7;
(d)
in connection with an Action brought by the Indemnitee, except in the case of court-ordered indemnification pursuant to Section 14-2-854 of the Georgia Business Corporation Code; or
(e)
if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
3.
Contribution. If the indemnification provided in Section 1 is unavailable, then in respect of any Action in which the Company is jointly liable with the Indemnitee (or would be if joined in such Action), the Company shall contribute, to the extent it is not lawfully prevented from doing so, to the amount of Losses paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such Action arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other in connection with the events which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such Losses. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.
4.
Mandatory Payment of Expenses. In accordance with Section 14-2-852 of the Georgia Business Corporation Code, to the extent that the Indemnitee has been wholly successful, on the merits or otherwise, in the defense of any Action to which the Indemnitee is or was a party by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified against reasonable expenses incurred by the Indemnitee in connection therewith. No determination of the Indemnitee’s entitlement to indemnification hereunder is required prior to the Company’s obligation to make mandatory indemnification under Section 14-2-852 of the Georgia Business Corporation Code.
5.
Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, partner, trustee, employee or agent of the Company (or is serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter for so long as the Indemnitee shall be subject to any Action by reason of the Indemnitee’s Corporate Status.
6.
Notification and Defense of Claims.
(a)
Promptly after receipt by the Indemnitee of notice of the commencement of any Action, the Indemnitee will, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof. The failure by Indemnitee to so notify the Company will not relieve the Company from any liability to the Indemnitee under this Agreement unless, and only to the extent that, such failure actually and material prejudices the interests of the Company.
(b)
With respect to any Action to which the Indemnitee is or was a party by reason of the Indemnitee’s Corporate Status and as to which the Indemnitee so notifies the Company, the Company shall be entitled to participate in the defense at its sole expense or may assume the defense thereof, except for any such Action asserted by or in the right of the Company (as to which Indemnitee shall be entitled to exclusively control the defense). The Company’s participation in the defense of any Action of which the Company has not assumed the defense will not in any manner affect the rights of Indemnitee under this Agreement, including Indemnitee’s right to control the defense of such Action.
(c)
After notice from the Company to the Indemnitee of its election to assume the defense of any Action to which the Indemnitee is or was a party by reason of the Indemnitee’s Corporate Status, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than such expenses paid or incurred by Indemnitee in connection with any cooperation in the Company’s defense of such Action or other action undertaken by Indemnitee at the request of the Company or with the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnitee shall have the right to employ separate counsel in such Action, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the sole expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) counsel designated by the Company to conduct such defense shall not be reasonably satisfactory to the Indemnitee, or (iii) the Company shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Action) shall be at the sole expense of the Company. For the purposes of clause (ii) above, the Indemnitee shall be entitled to determine that counsel designated by the Company is not reasonably satisfactory if, among other reasons, the Indemnitee shall have been advised by qualified counsel that the use of counsel chosen by the Company to represent Indemnitee would present an actual or potential conflict that is likely to materially and adversely affect the Indemnitee’s interest or would not be permissible under applicable canons of legal ethics. In all events Indemnitee shall not unreasonably interfere with the conduct of the defense by the Company of any Action to which the Indemnitee is or was a party by reason of the Indemnitee’s Corporate Status that the Company shall have assumed and of which the Company shall be using its reasonable best efforts to provide an effective defense.
(d)
The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Action to which the Indemnitee is or was a party by reason of the Indemnitee’s Corporate Status effected without the Company’s written consent. The Company may settle any Action to which the Indemnitee is or was a party by reason of the Indemnitee’s Corporate Status without the consent of the Indemnitee only if (i) such settlement solely involves the payment of money and (ii) includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Action. Neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement; provided, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.
7.
Advancement and Repayment of Expenses. Upon written request therefor, accompanied by (a) reasonably itemized evidence of expenses incurred or reasonably expected to be incurred; (b) a written affirmation that: (i) the Indemnitee believes in good faith that his or her conduct conformed with the standard set forth in Section 1(a) hereof and did not constitute behavior of the kind described in Section 2(a) hereof and (ii) the Indemnitee is entitled to indemnification hereunder; and (c) the Indemnitee’s executed undertaking, in the form attached hereto as Exhibit A, providing that Indemnitee undertakes to: (i) repay the amounts advanced to the extent it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company and (ii) cooperate with the Company and its insurers (as applicable), the Company shall promptly advance to the Indemnitee all reasonable expenses (including attorneys’ fees and costs of investigation and defense (including the fees of expert witnesses, other professional advisors, and private investigators)) incurred, or reasonably expected to be incurred, by the Indemnitee in defending any Action for which the Indemnitee is entitled to indemnification pursuant to this Agreement. Any such advances and the Indemnitee’s undertaking to repay shall be unsecured and interest-free. The undertaking described in clause (c) of this Section 7 shall be accepted by the Company without reference to the Indemnitee’s financial ability to make the repayments set forth therein. Where the Company is required to make a determination as to the reasonableness of any expenses under this Agreement, such determination shall be made in the same manner as the determination that indemnification is permissible in Section 9, except that if there are fewer than two Disinterested Directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 9(b)(ii) to select special legal counsel.
8.
Partial Indemnification. In the event that the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Losses but not for the total amount thereof, the Company shall indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.
9.
Procedures for Determination of Entitlement to Indemnification.
(a)
The Company shall not indemnify Indemnitee under Section 1(a) unless a determination has been made for a specific Action that indemnification of Indemnitee is permissible because Indemnitee has met the relevant standard of conduct set forth in Section 14-2-851 of the Georgia Business Corporation Code.
(b)
The standard of conduct determination shall be made:
(i)
If there are two or more Disinterested Directors, by the board of directors by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote;
(ii)
By special legal counsel (A) selected in the manner prescribed in Section 9(b)(i) or (B) if there are fewer than two Disinterested Directors, selected by the board of directors (in which selection directors who do not qualify as Disinterested Directors may participate); or
(iii)
By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a Disinterested Director may not be voted on the determination.
(c)
Indemnitee will cooperate with the person or persons making such determination, including providing to such person or persons, upon reasonable advance request, any documentation or information that is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.
(d)
The Company shall use its reasonable efforts to cause the determination to be made as promptly as practicable. If (i) the person or persons empowered or selected to make the determination under Section 9(b)(i) or (b)(ii) shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the Action for which the Indemnitee seeks indemnification pursuant to this Agreement or (B) the selection of special legal counsel, if such determination is to be made by special legal counsel, and (ii) Indemnitee shall have fulfilled his or her obligations set forth in Section 9(c), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct, unless prohibited by applicable law and absent a material misstatement by Indemnitee in connection with the request for indemnification; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time for obtaining or evaluating any documentation or information relating thereto; and provided further that such 30-day period shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 9(b)(iii).

A “Disinterested Director” is a director who, at the time of the vote referred to in this Section 9 or Section 7, is not (x) a party to the Action or (y) an individual who is a party to an Action having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the Action, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

10.
No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent Indemnitee has actually received such payment under any insurance policy, the Constituent Documents, applicable law or any other source.
11.
Subrogation. In the event of payment pursuant to the terms of this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of the Indemnitee. The Indemnitee will execute all documents reasonably required and take all action necessary to evidence such rights.
12.
Enforcement.
(a)
The right to indemnification conferred in this Agreement and the Constituent Documents shall be presumed to have been relied upon by Indemnitee in agreeing to continue to serve the Company as a director and/or an officer of the Company and shall be enforceable as a contract right.
(b)
In the event the Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Company shall reimburse the Indemnitee for all of the Indemnitee’s reasonable fees and expenses in bringing and pursuing such action. Such reimbursement shall not be available in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.
13.
Notice by Indemnitee. Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Action or matter that may be subject to indemnification or advancement of expenses covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless, and only to the extent that, such failure actually and materially prejudices the interests of the Company.

14.
Miscellaneous.
(a)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person (with written confirmation of receipt), (ii) one day after deposit with an overnight delivery service (prepaid, return receipt requested), (iii) three days after being mailed if sent by registered or certified mail (postage prepaid, return receipt requested), or (iv) upon receipt of electronic evidence of successful electronic mail transmission, in each case, to the appropriate party at the address specified below:

If to the Company to:

Flowers Foods, Inc.

1919 Flowers Circle

U.S. Highway 19 South

Thomasville, Georgia 31757

Attention: Chief Legal Counsel

Email: legal@flocorp.com

If to the Indemnitee to:

[_________]

[________]

[________]

Email:

Any party may change its, his or her contact information for the purposes of this Section 13(a) by giving notice in accordance with this Section 13(a).

(b)
Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.
(c)
Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Georgia, without regard to its conflict of law principles. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of Georgia for all purposes in connection with any proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in Georgia State-wide Business Court.
(d)
Successors. This Agreement shall be binding upon the Indemnitee and the Company and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of the Indemnitee, his heirs, personal representatives, and assigns and to the benefit of the Company and its successors and assigns.
(e)
Amendment. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof nor shall such waiver constitute a continuing waiver. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party hereto that are not set forth expressly in this Agreement. From and after the date of this Agreement, this Agreement shall replace and supersede any indemnification agreement in effect between Indemnitee and the Company immediately prior to the execution and delivery of this Agreement by Indemnitee and the Company.

[Signatures On Following Page]

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

FLOWERS FOODS, INC.

By:__________________________________

Name:

Title:

INDEMNITEE

_____________________________________

[INDEMNITEE]

EXHIBIT A

UNDERTAKING

This Undertaking is submitted pursuant to the Director and Officer Indemnification Agreement, dated as of ___________ ___, ____ (the “Indemnification Agreement”), between Flowers Foods, Inc., a Georgia corporation (the “Company”), and the undersigned. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Indemnification Agreement.

The undersigned hereby requests that the Company advance the reasonable Expenses which the undersigned has incurred or will incur in connection with ______________________ (the “Action”).

The undersigned hereby undertakes to: (a) repay (without interest) the Expenses paid or advanced by the Company to the extent it is determined, following the final disposition of the Action and in accordance with the Indemnification Agreement, that the undersigned is not entitled to indemnification by the Company under the Indemnification Agreement with respect to the Action; and (b) cooperate with the Company and its insurers (as applicable) in connection with the Litigation and any related matters.

IN WITNESS WHEREOF, the undersigned has executed this Undertaking as of this _____ day of ______________, ____.

[INDEMNITEE]